                                                                     EXHIBIT 21.

                                  SUBSIDIARIES

  As of December 31, 1993, the Corporation had the subsidiaries listed below, all of which were wholly owned except for directors' qualifying shares or as otherwise indicated below. The consolidated financial statements of the Corporation include the accounts of all such subsidiaries.

                                                          JURISDICTION OF
NAMES OF CORPORATION AND SUBSIDIARIES                     INCORPORATION
- -------------------------------------                     ---------------
First Chicago Corporation                                  Delaware
  Subsidiaries:
  FCC National Bank                                        United States
  First Capital Corporation of Chicago                     Illinois
  First Chicago Financial Corporation                      Delaware
    Subsidiaries:
    First Chicago Capital Markets, Inc.                    Delaware
    First Chicago Investment Corporation                   Delaware
    First Chicago Leasing Corporation                      Delaware
  First Chicago Trust Company of New York                  New York
  The First National Bank of Chicago                       United States
    Subsidiaries:
    First Chicago Building Corporation                     Illinois
    First Chicago Futures, Inc.                            Delaware
    First Chicago Investment Services, Inc.                Delaware
    First Chicago National Processing Corporation          Delaware
    First Chicago International                            United States
    First Chicago International Finance Corporation        United States
  American National Corporation                            Delaware
    Subsidiaries:
    American National Bank and Trust Company               United States
      of Chicago
    American National Bank of Libertyville                 United States
    American National Bank and Trust Company of Wisconsin  United States
    ANB Investment Management & Trust Company              Illinois


  The names of certain other subsidiaries of the Corporation have been omitted because such subsidiaries, considered in the aggregate, would not constitute a significant subsidiary.